UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 12, 2021, the board of directors (the “Board”) of Aeglea Biotherapeutics, Inc. (the “Company”) appointed Hunter Smith as a Class I director and as a member of the Audit Committee, effective immediately.

Mr. Smith has served as Chief Financial Officer of Rhythm Pharmaceuticals, Inc. since July 2017 and Treasurer since August 2017. He has more than 25 years of global finance and management experience across multiple industries and financial disciplines, including expertise in business analysis and planning, mergers and acquisitions, capital raising and investor relations. Previously, he was Vice President, Finance and Chief Financial Officer of the Inflammation and Immunology Business Unit at Celgene Corporation from 2013 to July 2017. Before joining Celgene, Mr. Smith worked in roles of increasing responsibility at Bunge Limited from 1999 to 2013, including Director of Investor Relations, Chief Financial Officer—Asia, Corporate Treasurer, and Chief Financial Officer of Bunge's Sugar and Bioenergy Segment. Mr. Smith served previously as an independent director of Genessee & Wyoming Inc. and was a member of its compensation and nominating and governance committees. Mr. Smith holds an MBA in Finance from New York University's Stern School of Business and a B.A. in History, with honors, from Northwestern University. We believe Mr. Smith is qualified to serve on our board of directors because of his business and leadership experience in the life sciences industry.

In connection with Mr. Smith’s election as a non-employee director of the Board, he will receive a pro rata portion of the $40,000 annual retainer for service as a director for the remaining portion of the year, and a pro rata portion of the $7,500 annual retainer for service as a member of the Audit Committee for the remaining portion of the year, each in accordance with the Company’s existing compensation policy for non-employee directors. In addition, the Board granted to Mr. Smith, effective November 12, 2021, a stock option to purchase 60,000 shares of common stock at an exercise price equal to the closing sale price of the common stock on November 12, 2021, as reported by the Nasdaq Global Market, which will vest monthly over three years, subject to his continued service to the Company.

The Company has entered into its standard form of indemnification agreement with Mr. Smith. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 14, 2015 and incorporated by reference herein.

There are no arrangements or understandings between Mr. Smith and any other persons pursuant to which Mr. Smith was selected as a member of the Board. There are also no family relationships between Mr. Smith and any director or executive officer of the Company, nor does Mr. Smith have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: November 16, 2021	By:	/s/ Anthony Quinn
Anthony Quinn
Chief Executive Officer

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